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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                               OF THE REGISTRANT

                                              Jurisdiction of Incorporation
              Subsidiary                            or Organization
              ----------                      -----------------------------

1.  Erste Cinco Vermogensverwaltungs GmbH                Germany
2.  Viona Vervatungs GmbH                                Germany
3*. Viona Development Hard & Software
    Engineering GmbH                                     Germany

* Viona Development Hard and Software Engineering GmbH is an indirect wholly-owned subsidiary of Divicore.